EXHIBIT 21.1

NEIMAN MARCUS GROUP LTD LLC
SUBSIDIARIES OF THE COMPANY

JURISDICTION OF SUBSIDIARY/AFFILIATE	INCORPORATION OR FORMATION	STOCKHOLDER OR MEMBER
Bergdorf Goodman, Inc.	New York	The Neiman Marcus Group LLC

Bergdorf Graphics, Inc.	New York	Bergdorf Goodman, Inc.

BergdorfGoodman.com, LLC	Delaware	The Neiman Marcus Group LLC

BG Productions, Inc.	Delaware	The Neiman Marcus Group LLC

Mariposa Borrower, Inc.	Delaware	Neiman Marcus Group LTD LLC

NEMA Beverage Corporation	Texas	NEMA Beverage Holding Corporation

NEMA Beverage Holding Corporation	Texas	NEMA Beverage Parent Corporation

NEMA Beverage Parent Corporation	Texas	The Neiman Marcus Group LLC

NM Financial Services, Inc.	Delaware	The Neiman Marcus Group LLC

NMG International LLC	Delaware	The Neiman Marcus Group LLC

NMG Global Mobility, Inc.	Delaware	The Neiman Marcus Group LLC

NMGP, LLC	Virginia	The Neiman Marcus Group LLC

NM Nevada Trust	Massachusetts	The Neiman Marcus Group LLC (90%) Bergdorf Goodman, Inc. (10%)

The Neiman Marcus Group LLC	Delaware	Neiman Marcus Group LTD LLC

Worth Avenue Leasing Company	Florida	The Neiman Marcus Group LLC

NM Bermuda, LLC	Delaware	The Neiman Marcus Group LLC

Neiman Marcus Bermuda, L.P.	Bermuda	The Neiman Marcus Group LLC (99%) NM Bermuda, LLC (1%)

NMG Asia Holdings Limited	Hong Kong	Neiman Marcus Bermuda, L.P.

NMG Asia Limited	Hong Kong	NMG Asia Holdings Limited

Mariposa Luxembourg I S.a.r.l.	Luxembourg	NMG International LLC

Mariposa Luxembourg II S.a.r.l.	Luxembourg	Mariposa Luxembourg I S.a.r.l.

NMG Germany GmbH	Germany	Mariposa Luxembourg II S.a.r.l.

Mytheresa.com GmbH	Germany	NMG Germany GmbH

Theresa Warenvertrieb GmbH	Germany	NMG Germany GmbH

JURISDICTION OF SUBSIDIARY/AFFILIATE	INCORPORATION OR FORMATION	STOCKHOLDER OR MEMBER

Mytheresa.com Service GmbH	Germany	Mytheresa.com GmbH

Nancy Holdings LLC	Delaware	The Neiman Marcus Group LLC

NMG Salon Holdings LLC	Delaware	The Neiman Marcus Group LLC

NMG Salons LLC	Delaware	NMG Salon Holdings LLC

NMG California Salon LLC	California	NMG Salon Holdings LLC

NMG Florida Salon LLC	Florida	NMG Salon Holdings LLC

NMG Texas Salon LLC	Texas	NMG Salon Holdings LLC